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                                                                    Exhibit 23.1

                        CONSENT OF DELOITTE & TOUCHE LLP

We consent to the incorporation by reference in this Registration Statement of Loral Space and Communications Ltd. on Form S-8 of our report dated March 27, 2001 appearing in the Annual Report on Form 10-K of Loral Space and Communications Ltd. for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

San Jose, California
April 13, 2001